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                          EMPLOYEE BENEFITS AGREEMENT

      THIS AGREEMENT, made this 21st day of May, 1997 by and between WINDY HILL PET FOOD COMPANY, INC., a Minnesota corporation, formerly known as Hubbard Milling Company ("Windy Hill"), and FEED-RITE (US) ANIMAL FEEDS, INC., a Minnesota corporation ("Feed-Rite"),

      WITNESSETH:

      WHEREAS, Feed-Rite is acquiring from Windy Hill all of the assets relating exclusively to the animal feeds business of Windy Hill under an Asset Purchase Agreement dated April 25, 1997 (capitalized terms in this Agreement shall have the same meaning given to such terms in the Asset Purchase Agreement);

      WHEREAS, certain employees previously employed by Hubbard Milling Company will be employed immediately after the acquisition by Feed-Rite (the "Transferred Employees"),

      NOW, THEREFORE, for the purpose of clarifying such Asset Purchase Agreement, the parties hereto agree that, with respect to the Salaried Pension Plan and the Hourly Pension Plan, for the purposes of calculating the "present value of accrued benefit liability" for Transferred Employees, the accrued benefits shall be determined as of the Closing Date and the present value of such accrued benefits shall be determined as of the actual asset transfer date. Such asset transfer shall be completed no later than September 30, 1997.


                                        WINDY HILL PET FOOD
                                        COMPANY, INC.


                                        By /s/ Ray Chung
                                          ------------------------------------
                                          Its Executive Vice President


                                        FEED-RITE (US) ANIMAL FEEDS, INC.


                                        By /s/ M.E. Maloney
                                          ------------------------------------
                                          Its President